Exhibit 10.5

Aprea Therapeutics, Inc.

2019 Equity Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

Aprea Therapeutics, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Aprea Therapeutics, Inc. 2019 Equity Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.	Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).
2.	Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares. The Award includes a right to Dividend Equivalents equal to the value of any dividends paid on the Common Stock for which the dividend record date occurs between the Grant Date and the date the Award is settled or forfeited. Subject to vesting, each Dividend Equivalent entitles Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Common Stock underlying the Award that are outstanding during such period. Dividend Equivalents will be accrued (without interest) and will be subject to the same conditions as the shares of Common Stock to which they are attributable, including, without limitation, the vesting conditions, the provisions governing the time and form of settlement of the Award.
3.	Restriction Period and Vesting.

3.1 Service-Based Vesting Conditions. Except as otherwise provided for in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies): (i) employed by the Company or any of its Subsidiaries; (ii) serving as a Non-Employee Director; or (iii) providing services to the Company or any of its Subsidiaries as an advisor or consultant, in each case, from the date of this Agreement through and including the applicable Vesting Date specified in the Award Notice. The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.2 Termination of Employment.

(a)Termination of Employment due to Death or Disability. If Holder’s employment with the Company terminates prior to the expiration of the Restriction Period by reason of Holder’s death or termination by the Company due to Disability, then the Award shall be 100% vested as of the date of such termination.

(b)Termination by Company without Cause. If Holder’s employment with the Company is terminated by the Company without Cause prior to the end of the Restriction Period, then a pro-rated portion of the Award shall become vested upon such termination of employment. Such pro-rated portion shall be equal to the number of shares of Common Stock scheduled to vest on the next scheduled Vesting Date multiplied by a fraction, the numerator of which shall equal the number of days that elapsed during the period beginning on the most recent Vesting Date (or the Vesting Commencement Date, if no Vesting Date has occurred prior to such termination) and ending on the termination date and the denominator of which shall equal the number of days during the period beginning on the most recent Vesting Date (or the Vesting Commencement Date, if no Vesting Date has occurred prior to such termination) and ending on the next scheduled Vesting Date. The portion of the Award that was not vested prior to such termination or does not vest in accordance with this Section 3.2(b) shall be forfeited in its entirety.

(c)Change in Control. In the event of a Change in Control prior to the expiration of the Restriction Period, the Award shall be 100% vested immediately prior to such Change in Control and shall be settled as set forth in Section 4.

(d) Termination Other than without Cause, Death, Disability or by Holder. If Holder’s employment with the Company terminates for any reason other than as set forth in Sections 3.2(a) or 3.2(b) hereof, then the portion of the Award that was not vested prior to such termination shall be forfeited in its entirety.

3.3 Definitions.

(a) “Cause” shall mean, in the sole discretion of the Board: (1) conduct by Holder in connection with Holder’s service to the Company or any affiliate that is fraudulent, unlawful or grossly negligent; (2) Holder’s material breach of Holder’s material responsibilities to the Company or any affiliate or Holder’s willful failure to comply with reasonable and lawful directives of the Board; (3)Holder’s material breach of Holder’s material representations, warranties, covenants and/or obligations under Holder’s employment agreement; (4) material misconduct by Holder that seriously discredits or damages the Company or any affiliate; or (5) nonperformance or unsatisfactory performance of Holder’s material duties or responsibilities to the Company or any affiliate. In the case of each of (2), (3), (4) and (5) as determined in good faith by the Board after written notice to Holder providing reasonable details of the alleged breach and not less than a 30-day period to cure the alleged breach.

(b) “Disability” means Holder has become incapacitated for a period of at least 180 days by accident, sickness or other circumstance that renders Holder mentally or physically incapable of performing Holder’s material duties.

4.	Issuance or Delivery of Shares. Except as otherwise provided for herein, within 60 days after the vesting of any portion of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested shares of Common Stock to the Holder. Such issuance or delivery of shares shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery, except as otherwise provided in Section 6. Prior to the issuance to the Holder of the shares of Common Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Common Stock, and will have the status of a general unsecured creditor of the Company.
5.	Transfer Restrictions and Investment Representation.

5.1.    Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution.  Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any share of Common Stock acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

6.	Additional Terms and Conditions of Award.

6.1.    Withholding Taxes.

(a)As a condition precedent to the delivery to the Holder of any of the shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)Holder shall satisfy his or her obligation to advance the Required Tax Payments by the Company withholding whole shares of Common Stock which would otherwise be delivered to Holder upon vesting of the Award having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments. Notwithstanding the foregoing, the Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a check or cash payment to the Company, (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iii) if approved by the Company (or, if the Holder is subject to Section 16 of the Exchange Act, by the Committee), authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to Holder upon the vesting of the Award having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (iv) except as may be prohibited by applicable law, a cash payment by a broker whom the Company has selected for this purpose and to whom the Holder has authorized to sell any shares acquired upon the vesting of the Award to meet the Required Tax Payments, or (v) any combination of (i), (ii) and (iii). Shares to be delivered to the Company or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or such greater withholding amount to the extent permitted by applicable withholding rules and accounting rules without resulting in variable accounting treatment). Any fraction of a share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

6.2.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Common Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.4.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.5.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.6.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Aprea Therapeutics, Inc., Attention: Scott Coiante, 535 Boylston Street, Boston, MA 02116, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.7.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 with respect to a Change in Control, and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.

6.9.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.10.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.11.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially impair the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.12.    Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Common Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.